DISTRIBUTION AGREEMENT

      This Distribution Agreement ("Agreement") dated December 22, 2010 shall be entered into by and between First Trust Series Fund (the "Trust") and First Trust Portfolios L.P. (the "Distributor").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust is authorized by this Agreement and its Declaration of Trust and its By-laws to issue separate series of shares representing interests in separate investment portfolios (each a "Series" of the Trust) and the Trust has authorized the issuance of shares of beneficial interest in each series;

      WHEREAS, the Trust has outstanding the Series set forth on Exhibit A;

      WHEREAS, the Trust has selected the Distributor to act as a principal underwriter (as such term is defined in Section 2(a)(29) of the 1940 Act) of the shares of beneficial interest ("Shares") of each current series and any future series of the Trust;

      WHEREAS, the Trust has taken all necessary steps to appoint the Distributor as the principal underwriter to the Series pursuant to Section 15 of the 1940 Act and the Trust's organizational documents; and

      WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member of good standing of the Financial Industry Regulatory Authority ("FINRA").

         NOW IT IS AGREED AS FOLLOWS:

       1. Appointment. The Trust hereby appoints Distributor as exclusive agent for the distribution of Shares and Distributor hereby accepts such appointment under the terms of this Agreement. Notwithstanding any other provision of this Agreement, the Trust may terminate, suspend or withdraw the offering of Shares of any series whenever, in its sole discretion, it deems such action is necessary or desirable.

       2. Delivery of Documents. The Trust will provide promptly to the Distributor copies, properly certified or otherwise authenticated, of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("the 1933 Act"), or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements filed thereto.

       3. Registration and Sale of Additional Shares. The Trust will from time to time use its best efforts to register under the Securities Act such shares not already so registered as Distributor may reasonably be expected to sell as agent that are duly authorized and registered and available for sale by the Trust if, but only if, the Trust sees fit to sell them. Distributor and the

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Trust will cooperate in taking such action as may be necessary from time to time to qualify shares for sale in Massachusetts and in any other states mutually agreeable to Distributor and the Trust, and to maintain such qualification if and so long as such shares are duly registered under the Securities Act.

       4. Sale and Repurchase of Shares. (a) Distributor will use its best efforts (but only in states in which it may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Trust and registered under the Securities Act, provided that Distributor may in its discretion refuse to accept orders for such shares from any particular applicant.

      (b) Distributor, as agent for the Trust, will sell Shares to the public against orders therefor at the public offering price (which will be determined in the manner provided in the Trust's prospectus or statement of additional information, as now in effect or as it may be amended) (such prospectus and statement of additional information hereinafter the "Prospectus"), subject to the minimum purchase, investor eligibility and other requirements as may from time to time be indicated in the Trust's Prospectus, and all such sales shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC promulgated thereunder. In this regard, Distributor will ensure that sales of Shares will comply in all respects with the terms outlined in the Prospectus, including but not limited to, the application of any breakpoints.

      (c) Distributor will have the right to take, as agent for the Trust, all actions that, in the Distributor's judgment, are reasonably necessary and proper to carry into effect the distribution of the Shares. In carrying out its duties and responsibilities hereunder, Distributor may, pursuant to separate written contracts, appoint various financial services firms and/or broker-dealers ("Firms") to provide advertising, promotion and other distribution services contemplated hereunder with respect to certain classes of Shares of series of the Trust. Such Firms shall at all times be deemed to be independent contractors retained by the Distributor and not by the Trust.

      (d) The Trust shall receive the applicable net asset value on all sales of Shares by the Distributor as agent of the Trust. Upon receipt of purchase instructions, Distributor will transmit such instructions to the Trust's transfer agent for registration of the Shares purchased. Distributor will deliver to the Trust's transfer agent all payments made pursuant to orders accepted by the Distributor, accompanied by proper instructions for the purchase of Shares, no later than the first business day following the receipt by Distributor in its home office of such payments and/or instructions.

      (e) Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined under the 1940 Act) of the Distributor from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however that Distributor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

      (f) Distributor, as agent for the Trust, may repurchase Shares at such price and upon such terms and conditions as shall be specified in the Trust's then current registration statement. At the end of each business day, the Distributor shall notify the Trust and the Trust's transfer agent of the number of Shares redeemed for each Series, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice and acceptance by the Trust, the Trust shall pay the Distributor the net asset value of the redeemed Shares in cash or in the form of a credit against monies due the Trust from the Distributor as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor (see
Section 6 below). The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent, shareholder and dealer requests for redemption of Shares in the relevant Series.

       5. Sale of Shares to Investors by the Trust. Any right granted to Distributor to accept orders for Shares or make sales on behalf of the Trust will not apply to shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company, and such right shall not apply to shares that may be offered or otherwise issued by the Trust to shareholders by virtue of their being shareholders of the Trust.

       6. Suspension of Sales. If and whenever a suspension of the right of redemption or a postponement of the date of payment or redemption has been declared pursuant to the Trust's Declaration of Trust and Prospectus and has become effective, then, until such suspension or postponement is terminated, no further orders for Shares shall be accepted by Distributor except such unconditional orders placed with the Distributor before Distributor has knowledge of the suspension. The Trust reserves the right to suspend the sale of Shares and Distributor's authority to accept orders for Shares on behalf of the Trust if, in the judgment of a majority of the Trust's Board of Trustees, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no Shares will be sold by the Trust or by Distributor on behalf of the Trust while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by Distributor before Distributor had knowledge of the suspension.

       7. Expenses. The Trust will pay (or will enter into arrangements providing that persons other than Distributor will pay) all fees and expenses in connection with the preparation and filing of any registration statement, amendments or supplements thereto under the Securities Act covering the issue and sale of Shares and in connection with the qualification of Shares for sale in the various states in which the Trust shall determine it advisable to qualify such shares for sale. It will also pay the issue taxes or (in the case of shares redeemed) any initial transfer taxes thereon.

       8. Conformity with Law. Distributor agrees that in selling the Shares it will duly conform in all respects with the rules of the FINRA and the laws of the United States and any state in which such Shares may be offered for sale by Distributor pursuant to this Agreement. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act. Specifically, the parties agree to the following, among others:

             (a) Distributor will conform to the Rules of Fair Practice of the FINRA and the securities laws of any jurisdiction in which it sells Shares of the Series.

             (b) The Trust agrees to furnish to the Distributor sufficient copies of any agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Distributor to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

             (c) Distributor, at its own expense, will qualify as dealer, broker, or otherwise, under all applicable State or federal laws in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Section 7 hereto, which will be paid by the Trust or Series thereof, as appropriate.

             (d) Distributor shall not make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Trust's then current Prospectus covering the Shares and in printed information approved by the Trust as information supplemental to such Prospectus. Copies of the Trust's then effective Prospectus and any such printed supplemental information will be supplied to Distributor in reasonable quantities upon request.

       9. Indemnification. (a) The Trust agrees to indemnify, defend and hold the Distributor, its officers, employees, partners and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, employees, partners and directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon (i) any untrue statement of a material fact contained in the Trust's registration statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the registration statement, (ii) any untrue statement of a material fact contained in the Trust's advertisement or sales literature or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in such advertisement or sales literature or (iii) any action taken or omitted by the Trust prior to the date of this Agreement.

      (b) The Distributor agrees to indemnify, defend, and hold the Trust, its officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act of Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses

(including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees and officers, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the registration statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Distributor to the Trust and required to be stated in the registration statement necessary to make such information not misleading.

      (c) A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

      10. Termination and Amendment of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act). No provision of this Agreement may be amended, modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Trust may terminate this agreement forthwith. If Distributor should at any time request that a change be made in the Trust's Agreement and Declaration of Trust or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which Distributor is or may be a member, relating to the sale of Shares, and the Trust should not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith. Furthermore, either party may terminate this Agreement at any time on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

      11. Effective Period of This Agreement. Unless terminated automatically as set forth in Section 10 of this Agreement, this Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two years year from that date, and shall remain in full force and effect from year to year thereafter, subject to annual approval (i) by Distributor, (ii) by the Board of Trustees of the Trust or by vote of a majority of the outstanding Shares, and in either case (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Distributor, by vote cast in person at a meeting called for the purpose of voting on such approval.

      12. Successor Investment Company. Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of a reorganization, recapitalization or change of domicile.

      13. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall remain in full force and effect.

      14. Binding Effect. Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

      15. Force Majeure. If Distributor is delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused for a reasonable time, subject to restrictions and requirements of performance as may be established by federal or state law.

      16. Anti-Money Laundering and Privacy Compliance. (a) Distributor acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Distributor represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

      (b) The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

      (c) Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's chief compliance officer ("CCO"), or his/her designee, and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

      (d) Nonpublic personal financial information relating to consumers or customers of any Series of the Trust provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of any Series of the Trust other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carryout those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Trust. The Distributor agrees to comply with all applicable state and federal privacy laws. The Trust represents to the Distributor that it has adopted a privacy policy as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that privacy policy annually.

      17. Compliance Program. The Distributor will provide the Trust with its written compliance policies and procedures as required by Rule 38a-1 of the 1940 Act for the approval by the Board of Trustees of the Trust. The Distributor will cooperate with the Trust's CCO in carrying out the Trust's obligations under Rule 38a-1 to oversee the compliance program of the Distributor, including providing the Trust's CCO access to compliance personnel and copies of such documents the Trust's CCO may reasonably request in conjunction with his/her review of the Distributor's compliance program.

      18. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                        Very truly yours,

                                        FIRST TRUST SERIES FUND


                                        By:    /s/ James A. Bowen
                                               _______________________
                                               Name:  James A. Bowen
                                               Title: President


      The foregoing Agreement is hereby accepted as of the date hereof.



FIRST TRUST PORTFOLIOS L.P.



By:    /s/ James A. Bowen
       _______________________
Name:  James A. Bowen
Title: Chief Executive Officer

                                   EXHIBIT A

      First Trust Preferred Securities and Income Fund

      First Trust/Confluence Small Cap Value Fund